Exhibit 99.1

Nordson Corporation Reports Fourth Quarter and Full Year Results

  Fourth quarter sales are $411 million; full year sales increase 9 percent over the prior year to record $1.5 billion
  Fourth quarter operating profit is $87 million and operating margin is 21 percent; full year is $324 million and 21 percent, respectively
  Fourth quarter GAAP Diluted EPS is $0.92; full year is $3.42
  Fourth quarter free cash flow before dividends was $61 million, or 102 percent of net income representing strong cash conversion
  Pro-forma 12 week order rates increase 5 percent over the same period a year ago
  First quarter 2014 guidance: Sales expected in the range of $362 million to $375 million; GAAP Diluted EPS in the range of $0.55 to $0.63, inclusive of $0.02 for non-recurring items

WESTLAKE, Ohio--(BUSINESS WIRE)--December 11, 2013--Nordson Corporation (Nasdaq: NDSN) today reported fourth quarter and full year results for the period ended October 31, 2013. Sales for the quarter were $411 million, a decrease of 6 percent from the fourth quarter of the prior year. This level of sales included a 4 percent increase related to the first year effect of acquisitions, a 9 percent decrease in organic volume, and a negative 1 percent impact related to the unfavorable effects of currency translation. Fourth quarter operating profit was $87 million, net income was $60 million and GAAP diluted earnings per share were $0.92. Prior year fourth quarter operating profit, net income and earnings per share were $104 million, $68 million and $1.04, respectively. Free cash flow before dividends during the quarter was $61 million, or 102 percent of net income. A reconciliation of GAAP diluted EPS to normalized amounts excluding one-time items and a calculation of free cash flow are included in the attached tables.

“Nordson’s fourth quarter results are in line with our expectations, reflecting a low-growth macroeconomic environment and comparisons to a period of very strong organic growth a year ago,” said Nordson President and Chief Executive Officer Michael F. Hilton. “Despite the challenging macroeconomic conditions, Nordson delivered solid performance and our business continues to generate strong levels of cash, allowing us to continue our investment in several long term strategic growth and continuous improvement initiatives that should benefit future performance. Our global team also continued to execute in the areas of innovation, enhanced customer service, and operational excellence, including solid progress on the integration of recent acquisitions. We’re also encouraged by recent order rates, which began to gain momentum during the fourth quarter.”

Fourth Quarter Segment Results

“All three segments delivered solid operating performance during the quarter, and the fundamental strengths of our business remain sound,” said Hilton.

Total sales volume in Adhesive Dispensing Systems grew 3 percent over the prior year’s fourth quarter, with all of the increase coming from the first year effect of the Kreyenborg acquisition. Organic growth in our rigid packaging and product assembly markets was offset by softness in disposable hygiene and plastic processing markets. Operating margin for this segment in the quarter was 27 percent, or 28 percent excluding the Kreyenborg acquisition. In Advanced Technology Systems, sales volume decreased 14 percent compared to the fourth quarter a year ago, a period in which the segment generated organic growth of 26 percent. Strength in medical end markets during the quarter was offset by softness in electronics end markets. Operating margin in the segment for the fourth quarter was 21 percent. In Industrial Coating Systems, sales volume decreased by 11 percent over the same period a year ago, a period in which the segment delivered organic growth of 39 percent. Conditions in the segment’s consumer durable, general industrial and automotive end markets were challenging as compared to the prior year’s fourth quarter. The Industrial Coating Systems segment delivered strong operating margin of 17 percent in the fourth quarter, where the effect of lower sales volume compared to the previous year’s fourth quarter was offset by a more favorable sales mix.

“We are encouraged by sequential sales and operating margin improvements in portions of the business,” said Hilton. “From the third to fourth quarter of fiscal 2013, Adhesive Dispensing sales grew 5 percent and operating margin improved by two percentage points to 28 percent, excluding the Kreyenborg acquisition. During the same period, Industrial Coating sales grew 16 percent and operating margin improved by three percentage points to 17 percent. Though we did not see the same pattern within Advanced Technology, this is not atypical given the more seasonal nature of some of the segment’s semiconductor related end markets. We did continue to see solid customer bidding and quoting activity in this segment during the period, and order rates have gained momentum more recently.”

Detailed results by operating segment and geography are included in the attached tables, as is an earnings per share reconciliation table.

Fiscal 2013 Full Year Results

Sales for fiscal year 2013 were a record $1.5 billion, an increase of 9 percent compared to fiscal year 2012. Total sales volume increased by 10 percent, most all due to the first year effect of acquisitions, and was offset by a negative 1 percent impact related to the unfavorable effects of currency translation. Operating profit for the year was $324 million, net income was $222 million and GAAP diluted earnings per share were $3.42. Prior year operating profit, net income and earnings per share were $335 million, $225 million and $3.45, respectively. Dividends paid in fiscal 2013 were $40 million and share repurchases were $31 million.

“Nordson delivered record sales for the third consecutive year,” said Hilton. “Organic volume growth was below our long term target but still slightly positive, an encouraging sign given the persistence of a low growth macroeconomic environment and in comparison to the 8 percent organic growth we delivered last year. Full year operating performance and earnings were solid, considering the impact of recent acquisitions and strategic investments in emerging markets and new technology. We expect these acquisitions and investments to enhance growth, competiveness and shareholder returns over the long term. I thank our worldwide team for their continued focus on our customers and for executing on our strategies.”

Order Rates and Backlog

Order rates for the 12-week period ending December 8, 2013, measured in constant currency, increased 5 percent over the same period a year ago. Order rates by segment and geography are provided in the accompanying financial tables, with pro-forma growth in order rates calculated as though the Kreyenborg acquisition was owned in both years.

Backlog at the end of the fourth quarter of fiscal 2013 was $217 million, representing an increase of 23 percent compared with $176 million at the end of the fourth quarter a year ago. The increase was due to the Kreyenborg acquisition, where organic backlog decreased by $1 million from the prior year. Backlog amounts are calculated at October 31, 2013 exchange rates.

Outlook

For the first quarter of fiscal 2014, sales are expected to be in the range of $362 million to $375 million. This sales outlook indicates growth will be in the range of up 4 percent to 8 percent compared to the first quarter a year ago. This outlook is inclusive of organic volume down 1 percent to up 3 percent, 6 percent growth from the first year effect of acquisitions, and a negative 1 percent impact related to the unfavorable effects of currency translation based on the current exchange rate environment. GAAP diluted earnings per share are expected to be in the range of $0.55 to $0.63, inclusive of a $0.02 charge for non-recurring items.

“At a macro level, the consensus among most economists at this time is that GDP growth in 2014 should be better than 2013, though the magnitude and pace of improvement are uncertain,” said Hilton. “Specific to Nordson, we are encouraged by our current order rates, which are positive in all three segments and all geographies except Europe. Order rates for both parts and systems are up, with systems driving the largest portion of the total increase.”

“Overall, we continue to feel very good about opportunities in the diverse markets where we operate. In consumer non-durable end markets, demand for paper and flexible packaging and disposable hygiene products continues to grow, especially in emerging markets. In the electronics market, semiconductor capital spending forecasts for the year are positive. In the medical space, demographic trends play to our strengths in dispensing devices and fluid management. And in consumer durable markets, we see customer investment related to building and construction, appliances, lawn and garden, and transportation applications. Our model of global direct sales and service, application expertise and differentiated technology positions us to seize these opportunities more readily than our competitors. We’ll continue to complement these growth opportunities by executing on our enterprise-wide and business-specific continuous improvement initiatives.”

Nordson will broadcast its fourth-quarter conference call on the investor relations page of its Web site, www.nordson.com/investors, on Thursday, December 12, 2013 at 8:30 a.m. eastern time. For persons unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson’s investor relations and shareholder services is available from James R. Jaye, Director of Communications & Investor Relations at (440) 414-5639 or Jim.Jaye@nordson.com.

Except for historical information and comparisons contained herein, statements included in this release may constitute “forward-looking statements,” as defined by the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors, as discussed in the company’s filing with the Securities and Exchange Commission that could cause actual results to differ.

Nordson engineers, manufactures and markets differentiated products and systems used for dispensing and processing adhesives, coatings, plastics, sealants and biomaterials, with related technologies for managing fluids, testing and inspecting for quality, and treating surfaces. These products are supported with extensive application expertise and direct global sales and service. The company serves a wide variety of consumer non-durable, durable and technology end markets including packaging, nonwovens, electronics, medical, appliances, energy, transportation, construction, and general product assembly and finishing. Founded in 1954 and headquartered in Westlake, Ohio, the company has operations and support offices in more than 30 countries. Visit Nordson on the web at www.nordson.com, www.facebook.com/nordson, or @Nordson_Corp.

NORDSON CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands except for per-share amounts)

FOURTH QUARTER PERIOD
Period Ending October 31, 2013
(Unaudited)

CONSOLIDATED STATEMENT OF INCOME
	Fourth Quarter		Year-to-Date
	2013	2012	2013	2012

Net sales	$410,818	$438,677	$1,542,921	$1,409,578
Cost of sales	183,924	197,604	676,777	586,289
Selling & administrative expenses	140,027	137,475	542,295	487,809

Operating profit	86,867	103,598	323,849	335,480

Interest expense - net	(3,679)	(4,140)	(14,420)	(10,690)
Other income (expense) - net	760	1,050	1,694	1,463

Income before income taxes	83,948	100,508	311,123	326,253
Income taxes	24,171	32,822	89,306	101,424

Net Income	$59,777	$67,686	$221,817	$224,829

Return on sales	15%	15%	14%	16%
Return on average shareholders' equity	29%	42%	29%	38%

Average common shares outstanding (000's)	64,135	64,114	64,214	64,407
Average common shares and common share equivalents (000's)	64,866	64,886	64,908	65,103

Per share:

Basic earnings	$.93	$1.06	$3.45	$3.49
Diluted earnings	$.92	$1.04	$3.42	$3.45

Dividends paid	$.18	$.15	$.63	$.525

Total dividends	$11,548	$9,616	$40,478	$33,805

CONSOLIDATED BALANCE SHEET
	October 31	October 31
	2013	2012

Cash and marketable securities	$42,375	$41,518
Receivables	308,707	324,563
Inventories	198,401	169,585
Other current assets	51,087	50,957
Total current assets	600,570	586,623

Property, plant & equipment - net	200,979	174,931
Other assets	1,240,740	1,067,961
	$2,042,289	$1,829,515

Notes payable and debt due within one year	$14,436	$105,669
Accounts payable and accrued liabilities	221,035	238,015
Total current liabilities	235,471	343,684

Long-term debt	638,158	528,041
Other liabilities	280,797	288,020
Total shareholders' equity	887,863	669,770
	$2,042,289	$1,829,515

Other information:

Employees	5,801	5,361

Common shares outstanding (000's)	64,218	64,257

NORDSON CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands)

FOURTH QUARTER PERIOD
Period Ending October 31, 2013
(Unaudited)

	Fourth Quarter		% Growth over 2012			Year-to-Date		% Growth over 2012
SALES BY BUSINESS SEGMENT	2013	2012	Volume	Currency	Total	2013	2012	Volume	Currency	Total

Adhesive dispensing systems	$217,738	$215,051	2.8%	-1.6%	1.2%	$793,488	$684,096	17.6%	-1.6%	16.0%
Advanced technology systems	127,276	147,814	-13.8%	-0.1%	-13.9%	516,266	515,992	0.3%	-0.2%	0.1%
Industrial coating systems	65,804	75,812	-10.9%	-2.3%	-13.2%	233,167	209,490	12.7%	-1.4%	11.3%

Total sales by business segment	$410,818	$438,677	-5.2%	-1.2%	-6.4%	$1,542,921	$1,409,578	10.6%	-1.1%	9.5%

	Fourth Quarter					Year-to-Date
OPERATING PROFIT BY BUSINESS SEGMENT	2013	2012				2013	2012

Adhesive dispensing systems	$57,746	$60,061				$203,757	$211,072
Advanced technology systems	27,093	39,524				123,403	134,074
Industrial coating systems	10,890	12,351				33,786	25,933
Corporate	(8,862)	(8,338)				(37,097)	(35,599)

Total operating profit by business segment	$86,867	$103,598				$323,849	$335,480

	Fourth Quarter		% Growth over 2012			Year-to-Date		% Growth over 2012
SALES BY GEOGRAPHIC REGION	2013	2012	Volume	Currency	Total	2013	2012	Volume	Currency	Total

United States	$123,863	$127,081	-2.5%	-	-2.5%	$465,789	$388,904	19.8%	-	19.8%
Americas	31,803	34,907	-5.9%	-3.0%	-8.9%	123,654	109,074	14.8%	-1.4%	13.4%
Europe	119,017	107,733	7.5%	3.0%	10.5%	416,725	381,005	8.1%	1.3%	9.4%
Japan	34,031	36,851	13.0%	-20.7%	-7.7%	127,945	127,509	16.1%	-15.8%	0.3%
Asia Pacific	102,104	132,105	-22.8%	0.1%	-22.7%	408,808	403,086	0.9%	0.5%	1.4%

Total Sales by Geographic Region	$410,818	$438,677	-5.2%	-1.2%	-6.4%	$1,542,921	$1,409,578	10.6%	-1.1%	9.5%

	Fourth Quarter					Year-to-Date
FREE CASH FLOW BEFORE DIVIDENDS	2013	2012				2013	2012

Net income	$59,777	$67,686				$221,817	$224,829
Depreciation and amortization	14,883	13,471				54,438	38,990
Other non-cash charges	3,949	7,080				16,654	19,863
Changes in operating assets and liabilities	(4,817)	8,586				(24,533)	(9,284)
Net cash provided by operating activities	73,792	96,823				268,376	274,398

Additions to property, plant and equipment	(12,650)	(9,409)				(47,219)	(30,959)
Proceeds from the sale of property, plant and equipment	87	4,891				3,847	6,120

Free cash flow before dividends	$61,229	$92,305				$225,004	$249,559

NORDSON CORPORATION
ORDER RATES FOR 12-WEEK PERIOD ENDING DECEMBER 8, 2013
CHANGE FROM PRIOR YEAR

BUSINESS SEGMENT	% CHANGE	GEOGRAPHY	% CHANGE

Adhesive dispensing systems	3%	United States	9%
Advanced technology systems	10%	Americas	5%
Industrial coating systems	8%	Europe	-3%
		Japan	5%
Total	5%	Asia Pacific	13%

		Total	5%
Notes:
1. Numbers in this table are unaudited and exclude the effects of currency movements.
2. Pro-forma changes in order rates were calculated as though 2013 acquisitions were owned in both years.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOURTH QUARTER PERIOD
Period Ending October 31, 2013
(Unaudited)

	Fourth Quarter		Year-to-Date
	2013	2012	2013	2012

Diluted EPS as reported (U.S. GAAP)	$0.92	$1.04	$3.42	$3.45

Short-term inventory purchase accounting adjustments	0.01	0.03	0.01	0.07
Acquisition costs	-	-	0.01	0.02
Severance and restructuring	-	-	0.01	0.05
Gain on sale of real estate	-	(0.01)	(0.02)	(0.01)
Pension termination expense	-	-	-	0.01
Discrete tax items	-	0.01	(0.05)	0.01

Diluted EPS as adjusted (Non-GAAP)	$0.93	$1.07	$3.38	$3.60

Adjusted EPS is not a measurement of financial performance under GAAP, and should not be considered as an alternative to EPS determined in accordance with GAAP. Management believes that EPS as adjusted to exclude the items in the table above assist in understanding the results of Nordson Corporation. Our calculation of this non-GAAP measure may not be comparable to the calculation of a similarly titled measure reported by other companies.

CONTACT:
Nordson Corporation
James R. Jaye, Director, Communications & Investor Relations, 440-414-5639
Jim.Jaye@nordson.com